Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:

Haley Jones
+1.414.906.6804
haley.jones@manpowergroup.com

ManpowerGroup Reports 4th Quarter 2024 Results

•
Revenues of $4.4 billion (-5% as reported, -3% constant currency)
•
Regional trends largely unchanged as Europe and North America experienced a challenging environment while Asia Pacific and Latin America saw good demand
•
Gross profit margin of 17.2%. Staffing margins remained solid with slight decrease from mix; permanent recruitment largely stable at lower levels across most major markets
•
SG&A reductions partially offset gross profit declines during the quarter
•
Strong cash provided by operating activities1 during the quarter with a three-day reduction in Days Sales Outstanding at year end; $34 million of common stock repurchased

MILWAUKEE, January 30, 2025 – ManpowerGroup (NYSE: MAN) today reported net earnings of $0.47 per diluted share for the three months ended December 31, 2024 compared to net losses of $1.73 per diluted share in the prior year period. Net earnings in the quarter were $22.5 million compared to net losses of $84.5 million a year earlier. Revenues for the fourth quarter were $4.4 billion, a 5% decrease from the prior year period.

The current year quarter included restructuring costs, pension settlements and net losses from the sale of our Austria business, which will be operated as a franchise going forward, which reduced earnings per share by $0.55 in the fourth quarter. Excluding these charges, earnings per share was $1.02 per diluted share in the quarter representing a decrease of 27% in constant currency.2

Financial results in the quarter were also impacted by the U.S. dollar relative to foreign currencies compared to the prior year period.3 On a constant currency basis, revenues decreased 3% compared to the prior year period.

[1] Cash provided by operating activities equaled $247 million and, including capital expenditures, Free Cash Flow represented $236 million in the quarter.

[2] The prior year period included various adjustments which reduced earnings per share by $3.18 which are also excluded when determining the year over year adjusted trend.

[3] The fourth quarter earnings per share guidance estimated a negative 1 cent foreign currency impact and the actual impact was worse at a negative 4 cents.

Jonas Prising, ManpowerGroup Chair & CEO, said, “The operating conditions experienced across our regions came in largely as expected during the quarter with relatively stable activity at lower levels across North America and Europe and good demand elsewhere. We took additional cost actions during the quarter, primarily in some of our most challenged European markets. Looking back at full year 2024, although difficult market conditions weighed heavily on our financial results, we competed well in many markets as a result of our Winning in the Market focus. We also made significant progress advancing our global transformation initiatives during 2024 and look forward to continuing our progress in 2025.

We anticipate diluted earnings per share in the first quarter will be between $0.47 and $0.57, which includes an estimated unfavorable currency impact of 6 cents and a 36% effective tax rate.”

Net earnings for the year ended December 31, 2024 were $145.1 million, or net earnings of $3.01 per diluted share compared to net earnings of $88.8 million, or net earnings of $1.76 per diluted share in the prior year, respectively. The full year period included restructuring costs, run-off losses related to the Proservia Germany business, pension settlements, and Argentina hyperinflationary related non-cash currency translation losses which reduced earnings per share by $1.54. Excluding the net impact of these charges, earnings per share for the year was $4.55 per diluted share representing a decrease of 21% in constant currency.4 Revenues for the year were $17.9 billion, representing a decrease of 6% compared to the prior year or a decrease of 3% in constant currency. Earnings per share for the year were negatively impacted by 20 cents due to changes in foreign currencies compared to the prior year.

In conjunction with its fourth quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on January 30, 2025 at 7:30 a.m. central time (8:30 a.m. eastern time). Prepared remarks for the conference call, webcast details, presentation and recordings are included within the Investor Relations section of manpowergroup.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/.

[4] The prior year period included various adjustments which reduced earnings per share by $4.28 which are also excluded when determining the year over year adjusted trend.

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing, and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis, and Talent Solutions – creates substantially more value for candidates and clients across more than 70 countries and territories and has done so for 75 years. We are recognized consistently for our diversity – as a best place to work for Women, Inclusion, Equality, and Disability, and in 2024 ManpowerGroup was named one of the World's Most Ethical Companies for the 15th time – all confirming our position as the brand of choice for in-demand talent. For more information, visit www.manpowergroup.com.

Forward-Looking Statements

This press release contains statements, including statements regarding global economic and geopolitical uncertainty, trends in labor demand and the future strengthening of such demand, financial outlook, the outlook for our business in regions in which we operate as well as key countries within those regions, and the Company’s strategic initiatives and technology investments, including transformation programs and the positioning of future growth for our brands that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2023, which information is incorporated herein by reference.

The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

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ManpowerGroup

Results of Operations

(In millions, except per share data)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2024	2023	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,399.7	$4,630.5	-5.0%	-2.9%
Cost of services	3,644.6	3,819.8	-4.6%	-2.5%
Gross profit	755.1	810.7	-6.9%	-4.9%
Selling and administrative expenses, excluding goodwill impairment charge	686.9	795.1	-13.6%	-12.0%
Goodwill impairment charge (b)	—	55.1	N/A	N/A
Selling and administrative expenses	686.9	850.2	-19.2%	-17.7%
Operating profit (loss)	68.2	(39.5)	272.6%	280.2%
Interest and other expenses, net	20.5	15.5	32.1%
Earnings (loss) before income taxes	47.7	(55.0)	186.9%	196.4%
Provision for income taxes	25.2	29.5	-14.8%
Net earnings (loss)	$22.5	$(84.5)	126.6%	129.5%
Net earnings (loss) per share - basic	$0.48	$(1.73)	127.5%
Net earnings (loss) per share - diluted	$0.47	$(1.73)	127.2%	130.1%
Weighted average shares - basic	47.2	48.7	-3.2%
Weighted average shares - diluted	47.7	48.7	-2.1%
(a)
Revenues from services include fees received from our franchise offices of $3.8 million for both the three months ended December 31, 2024 and 2023, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $278.1 million and $251.5 million for the three months ended December 31, 2024 and 2023, respectively.
(b)
The goodwill impairment charge for the three months ended December 31, 2023 is related to our investment in the Netherlands.

ManpowerGroup

Operating Unit Results

(In millions)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2024	2023 (a)	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$691.8	$685.2	1.0%	1.0%
Other Americas	381.8	389.4	-2.0%	18.1%
	1,073.6	1,074.6	-0.1%	7.2%
Southern Europe:
France	1,134.5	1,209.7	-6.2%	-5.5%
Italy	418.7	415.1	0.9%	1.8%
Other Southern Europe	490.2	487.0	0.7%	1.1%
	2,043.4	2,111.8	-3.2%	-2.5%
Northern Europe	768.4	913.7	-15.9%	-16.4%
APME	522.0	552.2	-5.5%	-4.0%
	4,407.4	4,652.3
Intercompany Eliminations	(7.7)	(21.8)
	$4,399.7	$4,630.5	-5.0%	-2.9%
Operating Unit Profit (Loss):
Americas:
United States	$16.0	$16.8	-4.1%	-4.1%
Other Americas	18.3	19.1	-4.8%	16.2%
	34.3	35.9	-4.5%	6.7%
Southern Europe:
France	36.7	46.0	-20.1%	-19.8%
Italy	24.3	30.7	-20.5%	-20.1%
Other Southern Europe	14.2	14.1	-0.7%	-1.3%
	75.2	90.8	-17.2%	-17.1%
Northern Europe	(16.5)	(81.4)	79.7%	78.3%
APME	15.8	21.6	-27.0%	-28.3%
	108.8	66.9
Corporate expenses	(32.5)	(42.9)
Goodwill impairment charge (c)	—	(55.1)
Intangible asset amortization expense	(8.1)	(8.4)
Operating profit (loss)	68.2	(39.5)	272.6%	280.2%
Interest and other expenses, net (d)	(20.5)	(15.5)
Earnings (loss) before income taxes	$47.7	$(55.0)

(a) Effective January 1, 2024, our segment reporting was realigned to include our Puerto Rico business within Other Americas. Accordingly, our reportable segment, United States, is now adjusted to exclude Puerto Rico. All previously reported results have been restated to conform to the current year presentation.

(b) In the United States, revenues from services include fees received from our franchise offices of $2.6 million and $3.0 million for the three months ended December 31, 2024 and 2023, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $89.7 million and $99.0 million for the three months ended December 31, 2024 and 2023, respectively.

(c) The goodwill impairment charge for the three months ended December 31, 2023 is related to our investment in the Netherlands.

(d) The components of interest and other expenses, net were:

	2024	2023
Interest expense	$23.0	$20.0
Interest income	(8.9)	(9.7)
Foreign exchange loss	1.0	7.6
Miscellaneous income	5.4	(2.4)
	$20.5	$15.5

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Year Ended December 31
			% Variance
			Amount	Constant
	2024	2023	Reported	Currency
	(Unaudited)
Revenues from services (a)	$17,853.9	$18,914.5	-5.6%	-3.4%
Cost of services	14,767.1	15,556.5	-5.1%	-2.8%
Gross profit	3,086.8	3,358.0	-8.1%	-6.2%
Selling and administrative expenses, excluding goodwill impairment charge	2,780.8	3,047.1	-8.7%	-7.1%
Goodwill impairment charge (b)	—	55.1	N/A	N/A
Selling and administrative expenses	2,780.8	3,102.2	-10.4%	-8.8%
Operating profit	306.0	255.8	19.6%	25.2%
Interest and other expenses, net	49.2	49.9	-1.5%
Earnings before income taxes	256.8	205.9	24.7%	31.1%
Provision for income taxes	111.7	117.1	-4.6%
Net earnings	$145.1	$88.8	63.5%	71.8%
Net earnings per share - basic	$3.04	$1.78	70.4%
Net earnings per share - diluted	$3.01	$1.76	70.6%	79.3%
Weighted average shares - basic	47.8	49.8	-4.1%
Weighted average shares - diluted	48.3	50.4	-4.2%
(a)
Revenues from services include fees received from our franchise offices of $14.4 million and $14.8 million for the years ended December 31, 2024 and 2023, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $1,125.5 million and $995.8 million for the years ended December 31, 2024 and 2023, respectively.
(b)
The goodwill impairment charge for the year ended December 31, 2023 is related to our investment in the Netherlands.

ManpowerGroup

Operating Unit Results

(In millions)

	Year Ended December 31
			% Variance
			Amount	Constant
	2024	2023 (a)	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$2,766.6	$2,866.2	-3.5%	-3.5%
Other Americas	1,458.3	1,548.6	-5.8%	15.2%
	4,224.9	4,414.8	-4.3%	3.1%
Southern Europe:
France	4,618.4	4,867.1	-5.1%	-5.1%
Italy	1,677.0	1,708.8	-1.9%	-1.8%
Other Southern Europe	1,922.9	1,939.4	-0.9%	0.0%
	8,218.3	8,515.3	-3.5%	-3.3%
Northern Europe	3,304.3	3,748.0	-11.8%	-12.9%
APME	2,161.3	2,322.3	-6.9%	-2.3%
	17,908.8	19,000.4
Intercompany Eliminations	(54.9)	(85.9)
	17,853.9	18,914.5	-5.6%	-3.4%
Operating Unit Profit (Loss):
Americas:
United States	$77.7	$94.4	-17.6%	-17.6%
Other Americas	63.9	71.2	-10.3%	2.6%
	141.6	165.6	-14.5%	-8.9%
Southern Europe:
France	151.8	188.3	-19.4%	-19.4%
Italy	113.1	124.7	-9.3%	-9.4%
Other Southern Europe	39.2	44.7	-12.5%	-10.9%
	304.1	357.7	-15.0%	-14.8%
Northern Europe	(44.6)	(116.7)	61.8%	60.9%
APME	83.7	92.6	-9.7%	-3.7%
	484.8	499.2
Corporate expenses	(146.1)	(153.7)
Goodwill impairment charge (c)	—	(55.1)
Intangible asset amortization expense	(32.7)	(34.6)
Operating profit	306.0	255.8	19.6%	25.2%
Interest and other expenses, net (d)	(49.2)	(49.9)
Earnings before income taxes	$256.8	$205.9

(a) Effective January 1, 2024, our segment reporting was realigned to include our Puerto Rico business within Other Americas. Accordingly, our reportable segment, United States, is now adjusted to exclude Puerto Rico. All previously reported results have been restated to conform to the current year presentation.

(b) In the United States, revenues from services include fees received from our franchise offices of $10.7 million and $11.9 million for the years ended December 31, 2024 and 2023, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $368.1 million and $397.7 million for the years ended December 31, 2024 and 2023, respectively.

(c) The goodwill impairment charge for the year ended December 31, 2023 is related to our investment in the Netherlands.

(d) The components of interest and other expenses, net were:

	2024	2023
Interest expense	$90.0	$79.7
Interest income	(33.3)	(34.2)
Foreign exchange loss	6.2	21.8
Miscellaneous income	(13.7)	(17.4)
	$49.2	$49.9

ManpowerGroup

Consolidated Balance Sheets

(In millions)

	December 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$509.4	$581.3
Accounts receivable, net	4,297.2	4,830.0
Prepaid expenses and other assets	163.7	160.8
Total current assets	4,970.3	5,572.1
Other assets:
Goodwill	1,563.4	1,586.8
Intangible assets, net	486.1	519.6
Operating lease right-of-use assets	361.3	414.0
Other assets	701.5	607.8
Total other assets	3,112.3	3,128.2
Property and equipment:
Land, buildings, leasehold improvements and equipment	488.2	526.5
Less: accumulated depreciation and amortization	369.8	396.6
Net property and equipment	118.4	129.9
Total assets	$8,201.0	$8,830.2
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,612.9	$2,723.0
Employee compensation payable	241.1	243.1
Accrued liabilities	573.7	693.0
Accrued payroll taxes and insurance	615.2	695.8
Value added taxes payable	370.8	432.7
Short-term borrowings and current maturities of long-term debt	23.4	12.1
Total current liabilities	4,437.1	4,799.7
Other liabilities:
Long-term debt	929.4	990.5
Long-term operating lease liability	279.0	323.2
Other long-term liabilities	428.6	482.7
Total other liabilities	1,637.0	1,796.4
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,546.1	3,514.9
Retained earnings	3,812.3	3,813.0
Accumulated other comprehensive loss	(443.0)	(466.0)
Treasury stock, at cost	(4,791.4)	(4,639.8)
Total ManpowerGroup shareholders' equity	2,125.2	2,223.3
Noncontrolling interests	1.7	10.8
Total shareholders' equity	2,126.9	2,234.1
Total liabilities and shareholders' equity	$8,201.0	$8,830.2

ManpowerGroup

Consolidated Statements of Cash Flows

(In millions)

	Year Ended
	December 31,
	2024	2023
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$145.1	$88.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	86.6	88.6
Loss on sales of subsidiaries, net	8.2	1.3
Non-cash goodwill and other impairment charges	—	57.3
Deferred income taxes	(32.4)	(20.6)
Provision for doubtful accounts	9.0	5.4
Share-based compensation	27.3	28.7
Changes in operating assets and liabilities:
Accounts receivable	261.1	391.8
Other assets	(131.8)	(45.2)
Accounts payable	15.7	(144.7)
Other liabilities	(79.6)	(103.2)
Cash provided by operating activities	309.2	348.2
Cash Flows from Investing Activities:
Capital expenditures	(51.1)	(78.2)
Acquisition of business, net of cash acquired	(4.9)	—
Impact to cash resulting from sales of subsidiaries	(14.6)	—
Proceeds from the sales of subsidiaries and property and equipment	2.4	4.1
Cash used in investing activities	(68.2)	(74.1)
Cash Flows from Financing Activities:
Net change in short-term borrowings	14.0	(12.8)
Proceeds from long-term debt	3.7	1.0
Repayments of long-term debt	(1.6)	(4.4)
Payments of contingent consideration for acquisitions	(2.8)	—
Proceeds from share-based awards	0.8	1.8
Payments to noncontrolling interests	(0.2)	(0.6)
Other share-based award transactions	(10.5)	(10.4)
Repurchases of common stock	(140.0)	(179.8)
Dividends paid	(145.8)	(144.3)
Cash used in financing activities	(282.4)	(349.5)
Effect of exchange rate changes on cash	(30.5)	17.7
Change in cash and cash equivalents	(71.9)	(57.7)
Cash and cash equivalents, beginning of period	581.3	639.0
Cash and cash equivalents, end of period	$509.4	$581.3